UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009 (May 26, 2009)

AmREIT

(Exact name of registrant as specified in its charter)

Maryland	001-31397	76-0410050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas 77046

(Address of principal executive offices)   (Zip Code)

(713) 850-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2009, AmREIT, a Maryland real estate investment trust (“AmREIT”) and REITPlus, Inc., a Maryland corporation (“REITPlus”) entered into an Agreement and Plan of Merger pursuant to which AmREIT will be merged with and into REITPlus, and REITPlus will be the surviving corporation. Currently, REITPlus is externally managed by REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT. Following the merger, REITPlus will be internally managed by the current management team of AmREIT. The terms of the Agreement and Plan of Merger also include the amendment and restatement of the REITPlus charter. It is anticipated that the name of the surviving corporation will be changed to AmREIT, Inc. at the time of the merger, and the combined company will operate under the AmREIT name.

Under Maryland law and the charter documents of AmREIT and REITPlus, the merger is subject to approval by the holders of at least a majority of AmREIT’s shares entitled to vote on the merger, as well as the holders of at least a majority of REITPlus’s shares entitled to vote on the merger. The merger is also subject to the effectiveness of a Registration Statement on Form S-4, containing a joint proxy statement/prospectus, filed by REITPlus with the Securities and Exchange Commission on May 29, 2009. The joint proxy statement/prospectus was also filed on Schedule 14A by AmREIT with the Securities and Exchange Commission on May 29, 2009. Upon consummation of the merger:

•	Each share of common stock of REITPlus, par value $0.01 per share (“REITPlus Common Stock”) will remain outstanding;

•	Each common share of beneficial interest in AmREIT, par value $0.01 per share, of whatever class or series (“AmREIT Common Stock”) will be cancelled;

•	Each Class A common share of beneficial interest in AmREIT, par value $0.01 per share, will be converted into 1.0 share of REITPlus Common Stock;

•	Each Class C common share of beneficial interest in AmREIT, par value $0.01 per share will be converted into 1.16 shares of REITPlus Common Stock;

•

Each Class D common share of beneficial interest in AmREIT, par value $0.01 per share, not acquired pursuant to AmREIT’s Class D common share Dividend Reinvestment Plan will be converted into 1.11 shares of REITPlus Common Stock; and

•

Each Class D common share of beneficial interest in AmREIT, par value $0.01 per share, acquired pursuant to AmREIT’s Class D share Dividend Reinvestment Plan will be converted into 1.0 share of REITPlus Common Stock.

The Agreement and Plan of Merger has been approved by the Board of Trustees of AmREIT, as well as the Board of Directors of REITPlus. The parties have each made customary representations, warranties and covenants in the Agreement and Plan of Merger. In addition, REITPlus owns approximately 89,641 shares of AmREIT Common Stock, representing less than 1% of AmREIT Common Stock outstanding, which it intends to vote in favor of the merger.

The foregoing description of the Agreement and Plan of Merger is qualified in its entirety by the full terms and conditions of the agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 29, 2009, AmREIT issued a press release announcing the approval and completion of its redomestication, changing its state of organization from Texas to Maryland, as well as its entry into the Agreement and Plan of Merger with REITPlus. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated May 26, 2009, between REITPlus, Inc. and AmREIT

99.1	Press Release dated May 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 29, 2009	AmREIT

	By:	/s/ Chad C. Braun
Chad C. Braun Chief Financial Officer